UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On June 10, 2009, Pinnacle Financial Partners, Inc. (the “Company”) issued a press release announcing that it has commenced an offering of up to $100 million in shares of the Company’s common stock for sale to the public (the “Offering”). The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on Form S-3.
     A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.
     The information included under Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 7.01.
Item 8.01 Other Events.
     Unless indicated otherwise below or the context otherwise requires, the terms “we,” “our,” “us,” “Pinnacle Financial” or the “Company” as used below refers to Pinnacle Financial Partners, Inc. and its subsidiaries, including Pinnacle National Bank, which we sometimes refer to as “Pinnacle National,” the “bank,” our “bank subsidiary” or our “bank.”
     Set forth below is certain information regarding recent developments in the Company’s business and certain of the Company’s expectations for the second quarter and remainder of 2009.
     We expect our second quarter 2009 performance will include several charges that will negatively impact earnings per share for the three and six months ended June 30, 2009. We expect improved performance levels later in the year. Included in our second quarter results are the following:
•	FDIC Special Insurance Assessment — We expect to incur a $2.5 million pre-tax charge relating to the special assessment imposed on all FDIC-insured institutions. The Federal Deposit Insurance Corporation (the “FDIC”) has indicated that future special assessments are possible although the FDIC has not determined the magnitude or timing of any possible future special assessments.

•	Silverton Charge-off — On May 1, 2009, we announced that we charged-off a $21.55 million loan to Silverton Financial Services, Inc., after learning that its subsidiary, Silverton Bank, had been placed in receivership by the Office of the Comptroller of the Currency, (the “OCC”).

•	Increased Loan Charge-offs — Due to continued stress in the residential construction and development market, we anticipate an increased level of charge-offs in our loan portfolio. We currently expect full year 2009 net charge-offs expressed as a percentage of average loans to approximate 0.80% to 1.00%, exclusive of the Silverton charge-off. We expect the majority of these charge-offs will occur in the second quarter.

•	Increased Allowance for Loan Losses — We expect our allowance for loan losses expressed as a percentage of total loans at the end of the second quarter to be within a range of 1.40% to 1.60%. We expect allowance levels for the remainder of 2009 will fluctuate in response to economic conditions in our markets.

•	Other — We are projecting a slight increase in our net interest margin, as a result of improved loan pricing (in part due to interest rate floors) and a decrease in funding costs, although increased non- performing loans will have a negative impact. Additionally, fee income in the second quarter will likely be flat with the first quarter of 2009; however, we continue to experience increased mortgage revenues associated with refinancings. We anticipate modest increases in the second half of 2009 from our other fee business primarily attributable to increased personnel in those areas. We expect a modest increase in expenses, excluding the impact of the FDIC special assessment described above, throughout the remainder of the year due to increased personnel and the addition of two new offices scheduled to open within a few months.
     Certain of the statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “project,” “believe,” “probably,” “potentially,” “outlook,” “seek,” “should,” “estimate,” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors including, among other factors: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the development of any new market other than Nashville or Knoxville; (ix) a merger or acquisition; (x) any activity in the capital markets that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xi) the impact of governmental restrictions on entities participating in the Capital Purchase Program (the “CPP”) of the U.S. Department of the Treasury (the “Treasury”); and (xii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy. A more detailed description of these and other risks is set forth below. Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial does not intend to update or reissue any forward-looking statements contained in this prospectus supplement as a result of new information or other circumstances that may become known to Pinnacle Financial.
Risk Factors
     Investing in our common stock involves various risks which are particular to our company, our industry and our market area. Several risk factors regarding investing in our common stock are discussed below. This listing should not be considered as all-inclusive. If any of the following risks were to occur, we may not be able to conduct our business as currently planned and our financial condition or operating results could be negatively impacted. These matters could cause the trading price of our common stock to decline in future periods.

Recent negative developments in the financial services industry and U.S. and global economy and credit markets have adversely impacted our operations and results and may continue to adversely impact our results in the future.
     The global and U.S. economies, and the economies in the markets in which we operate, deteriorated throughout 2008 and the first half of 2009. As a result of these declining economic conditions, we have experienced a significant reduction in our earnings, resulting primarily from provisions for loan losses related to declining collateral values in our construction and development loan portfolio. We believe that this difficult economic environment will continue at least throughout the remainder of 2009 and expect that our results of operations will continue to be negatively impacted as a result. There can be no assurance that the economic conditions that have adversely affected the financial services industry, and the capital, credit and real estate markets generally or us in particular, will improve in 2009, or thereafter, in which case we could continue to experience significant losses and write-downs of assets, and could face capital and liquidity constraints or other business challenges.
Our loan portfolio includes a significant amount of real estate construction and development loans, which have a greater credit risk than residential mortgage loans.
     The percentage of real estate construction and development loans in our bank subsidiary’s portfolio was approximately 19.4% of total loans at March 31, 2009. This type of lending is generally considered to have more complex credit risks than traditional single-family residential lending because the principal is concentrated in a limited number of loans with repayment dependent on the successful operation of the related real estate project. Consequently, these loans are more sensitive to the current adverse conditions in the real estate market and the general economy. These loans are generally less predictable and more difficult to evaluate and monitor and the collateral is difficult to dispose of in a market decline like the one we are now experiencing. Throughout 2009, the number of newly constructed homes or lots sold in our market areas has continued to decline, negatively affecting collateral values and contributing to increased provision expense and higher levels of non-performing assets. A continued reduction in residential real estate market prices and demand could result in further price reductions in home and land values adversely affecting the value of collateral securing the construction and development loans that we hold, as well as our levels of non-performing assets, loan originations and gains on sale of loans, all of which would negatively impact our financial condition and results of operations.
We have a concentration of credit exposure to borrowers in certain industries and we also target small to medium-sized businesses.
     At March 31, 2009, we had significant credit exposures to borrowers in the trucking industry, commercial and residential building lessors, new home builders and land subdividers. All of these industries are experiencing adversity in the current recession and, as a result, some borrowers in these industries have been unable to perform their obligations under their existing loan agreements with us, which has negatively impacted our results of operations. If the current recessionary environment continues, additional borrowers in these, and other industries, may be unable to meet their obligations under their existing loan agreements, which could cause our earnings to be negatively impacted, causing the value of our common stock to decline. Furthermore, any of our large credit exposures that deteriorates unexpectedly could cause us to have to make significant additional loan loss provisions, negatively impacting our earnings. In May 2009, we charged off in full a $21.5 million loan to Silverton Financial Services, the parent of Silverton Bank, which was placed in receivership by the OCC on May 1, 2009. This loan was our only bank holding company loan.

     Additionally, a substantial focus of our marketing and business strategy is to serve small to medium-sized businesses in the Nashville and Knoxville MSAs. As a result, a relatively high percentage of our loan portfolio consists of commercial loans primarily to small to medium-sized businesses. At March 31, 2009, our commercial and industrial loans accounted for almost 28% of our total loans. During periods of economic weakness like those we are currently experiencing, small to medium-sized businesses may be impacted more severely and more quickly than larger businesses. Consequently, the ability of such businesses to repay their loans may deteriorate, and in some cases this deterioration may occur quickly, which would adversely impact our results of operations and financial condition.
We are geographically concentrated in the Nashville, Tennessee and Knoxville, Tennessee MSAs, and changes in local economic conditions impact our profitability.
     We currently operate primarily in the Nashville, Tennessee and Knoxville, Tennessee MSAs, and most of our loan, deposit and other customers live or have operations in these areas. Accordingly, our success significantly depends upon the growth in population, income levels, deposits and housing starts in these markets, along with the continued attraction of business ventures to the areas, and our profitability is impacted by the changes in general economic conditions in these markets. Economic conditions in the Nashville and Knoxville MSAs have weakened in 2009, negatively affecting our operations, particularly the real estate construction and development segment of our loan portfolio. We cannot assure you that economic conditions in our markets will improve over the remainder of 2009 or during 2010 or thereafter, and continued weak economic conditions in our markets could reduce our growth rate, affect the ability of our customers to repay their loans and generally affect our financial condition and results of operations.
     We are less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of diversified economies. Moreover, we cannot give any assurance that we will benefit from any market growth or return of more favorable economic conditions in our primary market areas if they do occur.
If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.
     If loan customers with significant loan balances fail to repay their loans, our earnings and capital levels will suffer. We make various assumptions and judgments about the probable losses in our loan portfolio, including the creditworthiness of our borrowers and the value of any collateral securing the loans. We maintain an allowance for loan losses to cover our estimate of the probable losses in our loan portfolio. In determining the size of this allowance, we rely on an analysis of our loan portfolio based on volume and types of loans, internal loan classifications, trends in classifications, volume and trends in delinquencies, nonaccruals and charge-offs, national and local economic conditions, industry and peer bank loan quality indications, and other pertinent factors and information. If our assumptions are inaccurate, our current allowance may not be sufficient to cover potential loan losses, and additional provisions may be necessary which would decrease our earnings.
     In addition, federal and state regulators periodically review our loan portfolio and may require us to increase our allowance for loan losses or recognize loan charge-offs. Their conclusions about the quality of our loan portfolio may be different than ours. Any increase in our allowance for loan losses or loan chargeoffs as required by these regulatory agencies could have a negative effect on our operating results. Moreover, additions to the allowance may be necessary based on changes in economic and real estate market conditions, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our management’s control.

We cannot predict the effect on our operations of recent legislative and regulatory initiatives that were enacted in response to the ongoing financial crisis.
     The U.S. federal, state and foreign governments have taken or are considering extraordinary actions in an attempt to deal with the worldwide financial crisis and the severe decline in the global economy. To the extent adopted, many of these actions have been in effect for only a limited time, and have produced limited or no relief to the capital, credit and real estate markets. There is no assurance that these actions or other actions under consideration will ultimately be successful.
     In the United States, the federal government has adopted the Emergency Economic Stabilization Act of 2008 (enacted on October 3, 2008), or EESA, and the American Recovery and Reinvestment Act of 2009 (enacted on February 17, 2009), or ARRA. With authority granted under these laws, the Treasury has proposed a financial stability plan that is intended to:
•	provide for the government to invest additional capital into banks and otherwise facilitate bank capital formation;

•	temporarily increase the limits on federal deposit insurance; and

•	provide for various forms of economic stimulus, including to assist homeowners restructure and lower mortgage payments on qualifying loans.
     There can be no assurance that the financial stability plan proposed by the Treasury, or any other legislative or regulatory initiatives enacted or adopted in response to the ongoing economic crisis, will be effective at dealing with the ongoing economic crisis and improving economic conditions globally, nationally or in our markets or that the measures adopted will not have adverse consequences.
     In addition to the EESA and ARRA, there is a potential for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and financial institution regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions. Negative developments in the financial services industry and the impact of recently enacted or new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance. In addition, industry, legislative or regulatory developments may cause us to materially change our existing strategic direction, capital strategies, compensation or operating plans.
We may not be able to continue to expand into the Knoxville MSA in the time frame and at the levels that we currently expect.
     In order to continue our expansion into the Knoxville MSA, we will be required to hire additional associates and build out a branch network. We cannot assure you that we will be able to hire the number of experienced associates that we need to successfully execute our strategy in the Knoxville MSA, nor can we assure you that the associates we hire will be able to successfully execute our growth strategy in that market. Because we seek to hire experienced associates, the compensation cost associated with these individuals may be higher than that of other financial institutions of similar size in the market. If we are unable to grow our loan portfolio at planned rates, the increased compensation expense of these experienced associates may negatively impact our results of operations. Because there will be a period of time before we are able to fully deploy our resources in the Knoxville MSA, our start up costs, including the cost of our associates and our branch expansion, will negatively impact our results of operations. In addition, if we are not able to expand our branch footprint in the Knoxville MSA in the time period that we have targeted, our results of operations may be negatively impacted. Execution of our growth plans in the Knoxville MSA also depends on continued growth in the Knoxville economy, and continued unfavorable local or national economic conditions could reduce our growth rate, affect the ability of our customers to repay their obligations to us and generally negatively affect our financial condition and results of operations.
Our ability to maintain required capital levels and adequate sources of funding and liquidity could be impacted by changes in the capital markets and deteriorating economic and market conditions.
     We are required to maintain certain capital levels in accordance with banking regulations. We must also maintain adequate funding sources in the normal course of business to support our operations and fund outstanding liabilities. Our ability to maintain capital levels, sources of funding and liquidity could be impacted by changes in the capital markets in which we operate and deteriorating economic and market conditions. In addition, we have from time to time supported our capital position with the issuance of trust preferred securities. The trust preferred market has deteriorated significantly since the second half of 2007 and it is unlikely that we would be able to issue trust preferred securities in the future on terms consistent with our previous issuances, if at all.
     Failure by our bank subsidiary to meet applicable capital guidelines or to satisfy certain other regulatory requirements could subject our bank subsidiary to a variety of enforcement remedies available to the federal regulatory authorities. These include limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital, and the termination of deposit insurance by the FDIC.
Noncore funding represents a large component of our funding base.
     In addition to the traditional core deposits, such as demand deposit accounts, interest checking, money market savings and certificates of deposits, we utilize several noncore funding sources, such as brokered certificates of deposit, Federal Home Loan Bank, or FHLB, of Cincinnati advances, federal funds purchased and other sources. We utilize these noncore funding sources to fund the ongoing operations and growth of Pinnacle National. The availability of these noncore funding sources are subject to broad economic conditions and, as such, the cost of funds may fluctuate significantly and/or be restricted at, thus impacting our net interest income, our immediate liquidity and/or our access to additional liquidity.
     Brokered certificates of deposit have received scrutiny from regulators in recent months. We impose upon ourselves limitations as to the absolute level of brokered deposits we may have on our balance sheet at any point in time. The pricing of these deposits are subject to the broader wholesale funding market and may fluctuate significantly in a very short period of time. Additionally, the availability of these deposits is impacted by overall market conditions as investors determine whether to invest in less risky certificates of deposit or in riskier debt and equity markets. As money flows between these various investment instruments, market conditions will impact the pricing and availability of brokered funds, which may negatively impact our liquidity and cost of funds.
     The financial media has disclosed that the nation’s FHLB system may be under stress due to deterioration in the financial markets. The capital positions of several FHLB institutions have deteriorated to the point that they may suspend dividend payments to their members. Pinnacle National is a member of the FHLB of Cincinnati which continues to pay dividends. However, should financial conditions continue to weaken, the FHLB system (including the FHLB of Cincinnati) in the future may have to, not only suspend dividend payments, but also curtail advances to member institutions, like Pinnacle National.

Should the FHLB system deteriorate to the point of not being able to fund future advances to banks, including Pinnacle National, this would place increased pressure on other wholesale funding sources.
     We impose certain internal limits as to the absolute level of noncore funding we will incur at any point in time. Should we exceed those limitations, we may need to modify our growth plans, liquidate certain assets, participate loans to correspondents or execute other actions to allow for us to return to an acceptable level of noncore funding within a reasonable amount of time.
If the federal funds rate remains at current extremely low levels, our net interest margin, and consequently our net earnings, may continue to be negatively impacted.
     Because of significant competitive deposit pricing pressures in our market and the negative impact of these pressures on our cost of funds, coupled with the fact that a significant portion of our loan portfolio has variable rate pricing that moves in concert with changes to the Federal Reserve Board of Governors’ federal funds rate (which is at an extremely low rate as a result of the current recession), we have experienced net interest margin compression throughout 2008 and in the first quarter of 2009. Because of these competitive pressures, we are unable to lower the rate that we pay on interest-bearing liabilities to the same extent and as quickly as the yields we charge on interest-earning assets. As a result, our net interest margin, and consequently our profitability, has been negatively impacted. If the Federal Reserve Board of Governors’ federal funds rate remains at extremely low levels, our higher funding costs may continue to negatively impact our net interest margin and results of operations.
Fluctuations in interest rates could reduce our profitability.
     The absolute level of interest rates as well as changes in interest rates may affect our level of interest income, the primary component of our gross revenue, as well as the level of our interest expense. Interest rate fluctuations are caused by many factors which, for the most part, are not under our control. For example, national monetary policy plays a significant role in the determination of interest rates. Additionally, competitor pricing and the resulting negotiations that occur with our customers also impact the rates we collect on loans and the rates we pay on deposits.
     As interest rates change, we expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, this “gap” may work against us, and our earnings may be negatively affected. Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. A decline in the market value of our assets may limit our ability to borrow additional funds. As a result, we could be required to sell some of our loans and investments under adverse market conditions, upon terms that are not favorable to us, in order to maintain our liquidity. If those sales are made at prices lower than the amortized costs of the investments, we will incur losses.
A decline in our stock price or expected future cash flows, or a material adverse change in our results of operations or prospects, could result in impairment of our goodwill.
     A significant and sustained decline in our stock price and market capitalization below book value, a significant decline in our expected future cash flows, a significant adverse change in the business climate, slower growth rates or other factors could result in impairment of our goodwill. If we were to conclude that a write-down of our goodwill is necessary, then the appropriate charge would likely cause a material less.

National or state legislation or regulation may increase our expenses and reduce earnings.
     Changes in tax law, federal legislation, regulation or policies, such as bankruptcy laws, deposit insurance, and capital requirements, among others, can result in significant increases in our expenses and/or charge-offs, which may adversely affect our earnings. Changes in state or federal tax laws or regulations can have a similar impact.
Competition with other banking institutions could adversely affect our profitability.
     A number of banking institutions in the Nashville market have higher lending limits, more banking offices, and a larger market share of loans or deposits. In addition, our asset management division competes with numerous brokerage firms and mutual fund companies which are also much larger. In some respects, this may place these competitors in a competitive advantage, although many of our customers have selected us because of service quality concerns at the larger enterprises. This competition may limit or reduce our profitability, reduce our growth and adversely affect our results of operations and financial condition.
Loss of our senior executive officers or other key employees could impair our relationship with our customers and adversely affect our business.
     We have assembled a senior management team which has substantial background and experience in banking and financial services in the Nashville market. Loss of these key personnel could negatively impact our earnings because of their skills, customer relationships and/or the potential difficulty of promptly replacing them.
The limitations on bonuses, retention awards, severance payments and incentive compensation contained in ARRA may adversely affect our ability to retain our highest performing employees.
     For so long as any equity securities that we issued to the Treasury under the CPP remain outstanding, ARRA restricts bonuses, retention awards, severance payments and other incentive compensation payable to our five senior executive officers and up to the next 20 highest paid employees. Depending upon the final regulations issued under ARRA, it is possible that we may be unable to create a compensation structure that permits us to retain our highest performing employees or recruit additional employees, especially if we are competing against institutions that are not subject to the same restrictions. If this were to occur, our business and results of operations could be materially adversely affected.
We may not be able to repurchase the Fixed Rate Cumulative Perpetual Preferred Stock, Series A that we issued to the Treasury in the CPP as soon as we desire.
     We may in the future seek to repurchase Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and the then-outstanding portion of warrants held by the Treasury and issued under the CPP. These transactions are subject to regulatory approval. We can make no assurances as to when, or if, we will receive such approval. Until such time as the Series A Preferred Stock is redeemed, we will remain subject to the terms and conditions of the agreements that we entered into with the Treasury in connection with the CPP, including the requirement that we must obtain regulatory approval to pay dividends on our common stock or, with some exceptions, to repurchase shares of our common stock. Further, our continued participation in the CPP subjects us to increased regulatory and legislative oversight. ARRA includes amendments to the executive compensation provisions of EESA under which the CPP was established. These amendments apply not only to future participants under the CPP, but also apply retroactively to companies like ours that are current participants under the CPP. The full scope and impact of these amendments are uncertain and difficult to predict. These new and future legal requirements and implementing standards under the CPP may have unforeseen or unintended adverse effects on the financial services industry as a whole, and particularly on CPP participants, including us. They may require significant time, effort and resources on our part to ensure compliance.
Our business is dependent on technology, and an inability to invest in technological improvements may adversely affect our results of operations and financial condition.
     The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. We have made significant investments in data processing, management information systems and internet banking accessibility. Our future success will depend in part upon our ability to create additional efficiencies in our operations through the use of technology, particularly in light of our past and projected growth strategy. Many of our competitors have substantially greater resources to invest in technological improvements. We cannot make assurances that our technological improvements will increase our operational efficiency or that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.
We are subject to various statutes and regulations that may impose additional costs or limit our ability to take certain actions.
     We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various regulatory agencies. Our compliance with these regulations is costly and restricts certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits and locations of offices. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth. Recent bank and thrift closures have depleted the Deposit Insurance Fund, and the FDIC has recently issued a special assessment upon insured institutions to seek to recapitalize the fund. The FDIC has indicated it is likely that it will have an additional special assessment in the fourth quarter of 2009 and that further special assessments may take place. Any future special assessment would negatively impact our results of operations. The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated June 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer
Date: June 10, 2009

EXHIBIT INDEX
99.1	Press release dated June 10, 2009.